SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549



                            FORM 8-K


                         CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(D) OF THE

                 SECURITIES EXCHANGE ACT OF 1934



       January 28, 1998                           0-26392
Date of Report (Date of Earliest        Commission File Number
       Event Reported)


                      LEVEL 8 SYSTEMS, INC.
     (Exact Name of Registrant as Specified in its Charter)


          New York                              11-2920559
(State or other jurisdiction                 (I.R.S. Employer
      of incorporation)                    Identification Number)




                         One Penn Plaza
                           Suite 3401
                 New York, New York  10119-0002
       (Address of Principal Executive Offices) (Zip Code)




                         (212) 244-1234
       (Registrant's telephone number, including area code)










Item 4.   Changes in Registrant's Certifying Accountant.

     On January 28, 1998, Level 8 Systems, Inc. (the "Company") replaced Lurie, Besikof, Lapidus & Co., LLP as its independent auditors with Grant Thornton LLP. The decision to change independent auditors was recommended by the Audit Committee of the Board of Directors and approved by the Board of Directors. The decision was based on advice the Company received from Hampshire Securities Corporation, New York, New York, the investment banking firm that provides financial guidance to the Company and has underwritten the Company's two public offerings to date, in August 1995 and December 1996, respectively. Contemplating the occurrence of a third public offering by the Company in the near future, Hampshire Securities Corporation suggested that the Company replace Lurie, Besikof, Lapidus & Co., LLP with a top-ten accounting firm. The election of Grant Thornton LLP, a top-ten accounting firm, as the Company's independent accountants is expected to be ratified at the annual meeting of shareholders on May 5, 1998.

     To aid in the transition, both Grant Thornton LLP and Lurie, Besikof, Lapidus & Co., LLP will assist in the preparation of the Company's financial statements for the year ended December 31, 1997. However, Grant Thornton LLP will sign the accompanying Independent Auditors' Report.

     Lurie, Besikof, Lapidus & Co., LLP served as independent auditors to the Company (and the Company's predecessor entities) for the ten years preceding its January 28, 1998 replacement. During these ten years, there have been no disagreements with Lurie, Besikof, Lapidus & Co., LLP regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. A letter from Lurie, Besikof, Lapidus & Co., LLP is attached hereto as Exhibit 1.



Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits

     1.   Letter to the Securities and Exchange Commission from
          Lurie, Besikof, Lapidus & Co., LLP.








                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              LEVEL 8 SYSTEMS, INC.
                                   (Registrant)

Dated:  January 28, 1998      By: /s/ Joseph J. Di Zazzo
                                Name:  Joseph J. Di Zazzo
                                Title: Chief Financial Officer





































                          EXHIBIT LIST


1.   Letter to the Securities and Exchange Commission from Lurie,
     Besikof, Lapidus & Co., LLP.